Exhibit 23.1

KPMG LLP

345 Park Avenue

New York, NY 10154-0102

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Lument Finance Trust, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-11MEF of Lument Finance Trust, Inc., filed pursuant to Rule 462(b) under Securities Act of 1933, as amended, on or about April 28, 2021, of our report dated March 15, 2021 with respect to the consolidated balance sheets of Lument Finance Trust, Inc. and subsidiaries as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in equity, and cash flows for the years then ended, and the related notes and financial statement schedule IV – Mortgage Loans on Real Estate as of December 31, 2020, which report appears in the December 31, 2020 annual report on Form 10-K of Lument Finance Trust, Inc., incorporated herein by reference and to the reference to our firm under the heading of “Experts” in the prospectus.

New York, New York

April 28, 2021

KPMG LLP, a Delaware limited liability partnership and a member firm of the

KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee .